UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):          August 18, 2025

Tapestry, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 946-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) On August 18, 2025, the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Tapestry, Inc. (the “Company”) approved a special equity grant to Joanne Crevoiserat, the Company’s Chief Executive Officer (“CEO”) with a target grant date fair value of $15 million. This one-time special equity grant (the “Special Grant”) was awarded pursuant to the Company’s 2018 Stock Incentive Plan.

The Special Grant is equally weighted between performance-based restricted stock units (“PRSUs”) under which vesting is subject to achievement of a target earnings per share on a non-GAAP basis for the Company’s fiscal year 2028, and time-based restricted stock units (“RSUs”), both of which will vest on the third anniversary of the grant date, as further described below.

The Special Grant is intended to incentivize Ms. Crevoiserat to continue to deliver durable growth and shareholder value creation at Tapestry, and to foster long-term talent retention and succession planning. The Committee determined that awarding the Special Grant is in the best interests of the Company and its shareholders and that the amount and terms of the award described herein are appropriate. Among other things, the Committee considered Ms. Crevoiserat’s sustained high performance, strategic leadership and proven record of shareholder value creation. The Committee also considered that Ms. Crevoiserat will achieve retirement treatment on her existing and upcoming annual equity grants in November 2025, upon reaching the age of 62 and over five years of service with the Company.

The Special Grant is subject to continued service requirements that are more restrictive than those applicable to our standard equity awards. Specifically, the Special Grant is subject to forfeiture in its entirety if Ms. Crevoiserat’s service terminates during the vesting period due to her retirement or voluntary termination without Good Reason, or in the event of her termination for cause. Ms. Crevoiserat will receive pro-rata vesting of the award in the event of her involuntary termination without cause or her voluntary termination with Good Reason. The award will vest in its entirety in the event of Ms. Crevoiserat’s death or disability.

The Committee approved the Special Grant after performing extensive market analysis and considering numerous internal factors including performance, growth initiatives, talent retention and succession objectives with the assistance of its independent compensation consultant and consultation with the full Board of the Company. As the Special Grant is a one-time equity award, it is not part of Ms. Crevoiserat’s regular annual compensation.

The foregoing summary of the Special Retention Grant is a general description only and is qualified in its entirety by reference to the full text of Ms. Crevoiserat’s Agreements for the Special Grant and her Letter Agreement executed on October 24, 2020 (the “Letter Agreement”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2025

TAPESTRY, INC.

	By:	/s/ David E. Howard
David E. Howard
General Counsel and Secretary